UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2007
APOLLO GROUP, INC.
(Exact name of registrant as specified in charter)

Arizona	0-25232	86-0419443

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

4615 East Elwood Street, Phoenix, Arizona		85040

(Address of principal executive offices)		(Zip Code)
(480) 966-5394
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
Exhibit Index
EX-99.1
EX-99.2

Item 2.02. Results of Operations and Financial Condition.
On February 7, 2007, Apollo Group, Inc. reported via press release its unaudited first quarter financial results ended November 30, 2006. A copy of this press release is attached hereto as Exhibit 99.1.
The financial information included in this press release for the current and prior periods presented are unaudited and subject to change. The financial information does not include any adjustments for non-cash equity based compensation charges required by the recently completed stock option investigation by the special committee of the Company’s Board of Directors and further excludes any potential adjustments related to finalizing our bad debt reserves, any accruals that may be necessary as a result of our current discussions with the Department of Education concerning Title IV lender refund reimbursements, finalizing our annual goodwill impairment review as of August 31, 2006, any other accounting policy changes or refinements that might be required as a result of the on-going due diligence being completed by the Company’s new Chief Financial Officer and Chief Accounting Officer, and finally any tax effects of the items mentioned above, including tax liability relating to any misapplied Internal Revenue Code Section 162(m) deductions for stock option grants. The impact of the above adjustments has not been quantified; however, these adjustments are expected to have a material adverse impact on the previously reported financial results. The Company is preparing a restatement of its financial statements and there can be no assurance that the potential matters discussed above would not also affect the unaudited financial statements and information contained herein.
The information furnished pursuant to this Item 2.02 and the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On February 6, 2007, the Company announced via press release the appointment of Brian L. Swartz as the Company’s Vice President, Corporate Controller and Chief Accounting Officer.
Mr. Swartz, 34, was with EaglePicher Incorporated from 2002 to 2006, most recently as its Vice-President and Corporate Controller. At EaglePicher, Mr. Swartz was an integral member of their senior management team and successfully guided the company through a bankruptcy restructuring. From 1994 to 2002, Mr. Swartz was at Arthur Andersen LLP where he had primary responsibilities in international audit and due diligence projects. Mr. Swartz has a strong background in SEC and external financial reporting (including SOX 404 compliance) and technical accounting issues. He graduated magna cum laude from the University of Arizona with a Bachelor of Science degree in Accounting and was a member of the Warren Berger Entrepreneurship Program. Mr. Swartz is a Certified Public Accountant.
A copy of the press release issued by the Company announcing the foregoing is attached as Exhibit 99.2.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
(d) Exhibits.
The following exhibits are furnished herewith:

99.1	Press Release dated February 7, 2007

99.2	Press Release dated February 6, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 7, 2007	Apollo Group, Inc.
(Registrant)

	By:	/s/ Joseph L. D’Amico

Name: Joseph L. D’Amico
Title: Chief Financial Officer

February 7, 2007	Apollo Group, Inc.
(Registrant)

	By:	/s/ Brian L. Swartz

Name: Brian L. Swartz
Title: Vice President, Corporate Controller and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 7, 2007

99.2	Press Release dated February 6, 2007